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                                                            EXHIBIT 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Minot Food Packers, Inc.
Bridgeton, New Jersey

We hereby consent to the incorporation by reference in Registration Statement No. 33-32525 on Form S-8, Registration Statement No. 333-08563 on Form S-4, Registration Statement No. 33-62723 on Form S-8, Registration Statement No. 333-01577 on Form S-8 and this Current Report on Form 8-K of Northland Cranberries Inc. of our report dated August 12, 1997 relating to the financial statements of Minot Food Packers, Inc. for the year ended June 30, 1997.

                                 BDO SEIDMAN, LLP

Philadelphia, Pennsylvania
September 14, 1998